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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements Nos. 333-150427, 333-150428 all on Form S-8 of New Horizons Worldwide, Inc. of our report dated March 18, 2008 relating to our audit of the 2007 and 2006 consolidated financial statements, which appear in the Annual Report on Form 10-K of New Horizons Worldwide, Inc. for the year ended December 31, 2008.

/s/ SQUAR, MILNER, PETERSON, MIRANDA & WILLIAMSON, LLP

Newport Beach, California
March 24, 2009

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm